UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St. 4th Floor
Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2024, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Myomo, Inc. (the "Company"), the Board increased its size from six to seven members and appointed Heather Getz to join the Board, effective on March 26, 2024. Ms. Getz will serve as a Class II director until her term expires at the 2025 annual meeting of shareholders, at which time she will stand for election by the Company’s shareholders. Ms. Getz was also appointed to serve as a member and chair of the audit committee of the Board. The Board determined that Ms. Getz is independent under the listing standards of NYSE American and has designated Ms. Getz as an audit committee financial expert as defined under the applicable rules of the Securities and Exchange Commission.

Ms. Getz, 49, is currently executive vice president and chief financial and operations officer of Butterfly Network, Inc ("Butterfly"). a publicly traded medical device company. She has held the role of chief financial officer upon joining Butterfly in May 2022 and operations was added to her responsibilities in July 2023. Ms. Getz has held chief financial officer and other senior executive roles since 2010. Ms. Getz received her undergraduate degree in Accountancy and a Master of Business Administration degree from Villanova University, and is a certified public accountant.

As a non-employee director, Ms. Getz will receive an annual cash retainer of $55,000, which includes an additional $5,000 annually for being a committee chair. The cash retainer is paid quarterly. In addition, Ms. Getz will be entitled to receive $30,000 annually, paid in the form of restricted stock units, which vest over four quarters .Ms. Getz is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Getz and any other persons pursuant to which she was selected as a director. In addition, Ms. Getz has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01 Regulation FD Disclosures.

On March 28, 2024, the Company issued a press release announcing the appointment of Ms. Getz. A copy of the Company’s press release relating to this announcement is attached as Exhibit 99.1 to this current report on Form 8-K (the “Report”).

The information contained in Item 7.01 of this Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Myomo, Inc. on March 28, 2024. furnished herewith.
104	The cover page from the Company’s Form 8-K dated March 28, 2024, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myomo, Inc.

Date:	March 28, 2024	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer